Exhibit 10.10

EXECUTION VERSION

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of July 13, 2006 (this “Amendment”), by and among by and among WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacities as Buyer, Agent (on behalf of Buyer and any subsequent buyers added from time to time) and Sole Lead Arranger (“Wachovia”), Gramercy Warehouse Funding I LLC, as a seller (“Gramercy”), and GKK Trading Warehouse I LLC, as a seller (“GKK” and with Gramercy, collectively, “Seller”), amends that certain Second Amended and Restated Master Repurchase Agreement, dated as of April 21, 2005 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), by and between Wachovia and Gramercy and other parties named therein or referred to thereby.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

Seller and Wachovia are parties to that certain Repurchase Agreement.

Seller and Wachovia have agreed to amend the Repurchase Agreement with regard to the events of default and negative covenants.  Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Wachovia hereby agree as follows:

SECTION 1.                            Amendments.

(a)          Section 2.01 of the Repurchase Agreement is hereby modified by adding the defined term “IPO” to read in its entirety as follows:

““IPO”:  The initial public offering of common stock of the Parent that occurred on July 27, 2004.”

(b)         Section 9.01 of the Repurchase Agreement is hereby modified by inserting the following new section immediately preceding the existing Section 9.01(ii), and renumbering the existing Section 9.01(ii) as Section 9.01(jj):

“(ii)                                                 Payment of Third Party Management Fees.  Fees paid under the Management Contract (or any replacement or substitution thereof) shall at no time exceed the fees payable under the Management Contract as of the IPO.”

(c)          Section 10.01 of the Repurchase Agreement is hereby modified by adding the following new Section 10.01(p) as follows:

“(p)                                                Guarantor shall have defaulted or failed to perform under any note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, and which default or failure to perform (A) involves the failure to pay a matured obligation equal to or in excess of $10,000,000, or (B) involving an obligation of at least $10,000,000, is a monetary default or a material non-monetary default and results in acceleration or permits the acceleration of the obligation by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract, agreement or transaction; provided, however, that such default, failure to perform or breach shall not constitute an Event of Default if the Guarantor cures such default, failure to perform or breach, as the case may be, within the applicable grace period, if any, provided under the applicable agreement.”

SECTION 2.                            Conditions Precedent.  This Amendment and its provisions shall become effective on the first date on which all of the following conditions precedent shall have been satisfied (the “Amendment Effective Date”):

(a)                                  On or before the Amendment Effective Date, the Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of Seller, and Wachovia.

(b)                                 On the Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

SECTION 3.                            Representations and Warranties.  Seller hereby represents and warrants to Wachovia, as of the date hereof and as of the Amendment Effective Date, that (i) Seller is in compliance, in all material respects, with all of the terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents on its part to be observed or performed, (ii) no Default or Event of Default has occurred or is continuing, and (iii) Seller has no, and Seller waives all, defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Wachovia arising under or in respect of the Repurchase Agreement or any other Repurchase Document.  Seller hereby confirms and reaffirms the representations and warranties contained in Section 8.01 of the Repurchase Agreement.

SECTION 4.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment and each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby.

SECTION 5.                            Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

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SECTION 6.                            Expenses.  Seller agrees to pay and reimburse Wachovia for all reasonable out-of-pocket costs and expenses incurred by Wachovia in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to the Agent.

SECTION 7.                            GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER

GRAMERCY WAREHOUSE FUNDING I LLC, a Delaware limited liability company

By:	GRAMERCY INVESTMENT TRUST, a Maryland real estate investment trust

	By:	GKK CAPITAL LP, a Delaware limited
partnership, its sole member and manager

		By:	GRAMERCY CAPITAL CORP, a
Maryland corporation, its general partner

By:
Name:
Title:

GKK TRADING WAREHOUSE I LLC, a Delaware limited liability company

By:	GKK TRADING CORP., its sole member and
manager

		By:	GRAMERCY CAPITAL CORP,
a Maryland corporation

By:
Name:
Title:

WACHOVIA

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title: